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                                 EXHIBIT A

          The undersigned, Ziff Asset Management, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, and Philip B. Korsant, hereby agree and acknowledge that the information required by this
Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  February 4, 2005


                                        ZIFF ASSET MANAGEMENT, L.P.
                                        By: PBK Holdings, Inc., its general
                                            partner


                                        By: /s/ DAVID GRAY
                                            -----------------------------------
                                            Name:  David Gray
                                            Title: Vice President


                                        PBK HOLDINGS, INC.


                                        By: /s/ DAVID GRAY
                                            -----------------------------------
                                            Name:  David Gray
                                            Title: Vice President



                                            /s/ PHILIP B. KORSANT
                                            -----------------------------------
                                                   Philip B. Korsant